Exhibit 99.1

Pier 1 Imports, Inc. to Participate in the Raymond James 36th Annual Institutional Investors Conference

FORT WORTH, Texas--(BUSINESS WIRE)--February 27, 2015--Pier 1 Imports, Inc. (NYSE:PIR) today announced that the Company will be participating in the Raymond James 36th Annual Institutional Investors Conference on Monday, March 2, 2015, at the JW Marriott Orlando Grande Lakes in Orlando, Florida. Alex Smith, President and Chief Executive Officer, and Laura Coffey, Executive Vice President and Interim Chief Financial Officer, are scheduled to present at 8:40 a.m. Eastern Time.

A live audio webcast of the presentation, along with the Company’s presentation materials, can be accessed through the Investor Relations section of www.pier1.com. The webcast and presentation materials can be accessed by linking through the “Investor Relations” page to the “Events” page. The webcast will be available for 7 days following the event. Interested parties should go to the website at least 15 minutes prior to the presentation to register and for instructions on how to access the webcast.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083